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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Neutral Posture Ergonomics, Inc. (the "Company") on Form S-8 of our report dated August 11, 1997, appearing in the Company's Registration Statement No. 333-33675 on Form SB-1 and relating to the Company's financial statements as of June 30, 1997, and for each of the two years then ended. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Dallas, Texas
October 22, 1997